SEPARATION AGREEMENT AND RELEASE
This is a Separation Agreement and Release (the "Agreement") between BROWN & BROWN, INC., a Florida corporation ("Brown"), and THOMAS E. RILEY ("Employee").
BACKGROUND

Employee was employed with Brown.  Effective January 3, 2011 (the "Separation Date"), Employee's employment with Brown ceased.  Brown has offered the amounts described below in addition to any amounts to which Employee is entitled in connection with the cessation of Employee's employment as consideration for Employee's entry into this Agreement.  This Agreement supersedes and replaces the Separation Agreement and Release executed on January 3, 2011, which was revoked on January 5, 2011 before it became effective.

TERMS
Consideration. In consideration of Employee's entry into this Separation Agreement and Release, and performance of the terms set forth in this Agreement:

Brown will pay Employee a severance payment in an amount equal to FOUR HUNDRED THOUSAND DOLLARS AND 00/100 ($400,000.00), less applicable taxes, which will be paid within ten (10) days of the expiration of the revocation period described in Section 5 below.

Brown will pay Employee an additional severance payment in an amount equal to FOUR HUNDRED THOUSAND DOLLARS AND 00/100 ($400,000), less applicable taxes (the "Severance Payment"), to be paid in four (4) equal quarterly installments on or before;  April 1, 2011; July 1, 2011; October 1, 2011; and December 31, 2011 ("Severance Payment Term").  During the Severance Payment Term, Employee shall: (i) cooperate with Brown in the orderly transition of leadership and management responsibilities; (ii) refrain from any direct contact with Brown's employees at any profit center or office space, current customer accounts, carriers and brokers unless such contact is of a solely personal nature or is unrelated to the business activities specific to Brown or is directed or approved by Brown's President or Brown's legal counsel; (iii) abide by all terms, conditions and obligations set forth in Sections 8 through 19 of the Employee's Employment Agreement dated May 11, 1995 (the "Employment Agreement") that survive the termination of the Employment Agreement, except as set forth herein; (iv) refrain from all conduct, verbal or otherwise, that disparages or damages or could disparage or damage the reputation, goodwill, or standing in the community of Brown; and (v) continue to cooperate with Brown in all ongoing claims and lawsuits including but not limited to, attendance and good faith participation at trials, hearings, depositions, settlement conferences and such other appointments or activities as directed by Brown's legal counsel; provided, however, the parties agree that it shall not be a violation of this Section 1(b) or the Employment Agreement for employee to discuss publicly available information or if Employee is required to do any of the foregoing by a court of competent jurisdiction or otherwise by law.  Brown agrees to reimburse Employee for reasonable expenses incurred in connection with his obligations under paragraph 1(b)(v).  If Employee is in breach of any of the obligations in this paragraph 1(b) above, and if Employee fails to cure such breach following written notice to Employee specifying the breach and a ten-day opportunity to cure, then Brown's obligations to pay Employee the Severance Payment under this Agreement shall cease.  Nothing herein shall be deemed to prohibit or restrict Employee's ability to seek other gainful employment during the Severance Payment Term.

Brown will pay Employee an amount equal to TWENTY TWO THOUSAND SEVEN HUNDRED FIFTY SIX AND 00/100 ($22,756.00), which is an amount equivalent to Employee's COBRA continuation benefits premium obligation for Employee and Employee's dependents through the Severance Payment Term described in Section 1(b) above, to be paid in twelve (12) equal monthly installments ending December 31, 2011.  If Employee engages in full-time employment during the Severance Payment Term for himself or an employer other than Brown and Employee becomes eligible for health insurance coverage though another plan, Brown's obligations to pay Employee under this Section 1(c) of this Agreement shall immediately cease upon written notice by Brown to Employee.  Nothing herein shall be deemed to prohibit or restrict Employee's ability to seek other gainful employment during the Severance Payment Term.

Brown also acknowledges that Employee has earned and is due his "senior Leader" performance bonus, as negotiated and agreed between Employee and Brown's Chief Executive Officer for the year 2010 (the "2010 Bonus").  The 2010 Bonus shall be calculated according to the standard formula used for such bonuses currently and in the past, and will be paid at the same time as Brown's other executives, but in no event later than March 1, 2011.

It is understood and agreed that the sums in Sections 1(a) through 1(d) above are paid in addition to any retirement or other benefits to which Employee may be entitled, and that Brown has no prior legal obligation to make the additional payments which are exchanged for promises herein. Employee further acknowledges and agrees that, as of the Effective Date (as defined below) of this Agreement, Employee is not owed any wages or compensation, whether in the form of salary, bonuses, commissions, minimum wages or overtime pay, except (i) for the 2010 Bonus as provided in Section 1(d) above; (ii) in connection with the exercise of any transactions relating to stock options within ninety (90) days from the Effective Date of this Agreement; and (iii) as otherwise expressly provided herein.

Employee's Release and Waiver of All Claims.  In consideration of the payment described above, Employee fully waives, releases, remises, acquits and forever discharges, on behalf of Employee, Employee's heirs, executors, attorneys, administrators, agents, and assigns, any and all known or unknown claims, demands, causes of action, damages, losses, and expenses Employee may have, have had, or hereafter can, shall or may have against Brown, any parent, subsidiary or affiliated companies of Brown, and its and their respective predecessors, successors, assigns, former and current officers, directors, agents, representatives, officials, attorneys, and employees (collectively referred to below as "Affiliates").  Specifically included in this waiver and release are, among other things, any and all claims of alleged employment discrimination under the Age Discrimination in Employment Act, as amended, 29 U.S.C. §621, et seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §2000e, et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. §12101, et seq., and any other federal, state or local statute, rule or regulation, as well as any claims under the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001, et seq., and any claims of alleged wrongful discharge, negligent or intentional infliction of emotional distress, breach of contract, fraud, and any other alleged unlawful behavior, the existence of which is denied by Brown and Affiliates.  Employee represents that neither Employee nor any person or entity acting on Employee's behalf has filed any complaint or charge against Brown or Affiliates with the Equal Employment Opportunity Commission ("EEOC"), the Florida Commission on Human Relations, the federal or Florida Department of Labor, or with any other local, state or federal agency or court.  Employee agrees that if Employee or any person or entity should bring such a charge, claim, complaint, or action on Employee's behalf, Employee hereby waives and forfeits any right to recover additional benefits, compensation, and all fees under such claim and will exercise every good faith effort to have such claim dismissed as to Employee personally.  Employee further agrees that if Employee violates this Agreement by bringing any action, charge, claim or complaint against Brown or Affiliates in any form, Employee shall pay all costs and expenses of defending such action, charge, claim or complaint incurred by Brown, including reasonable attorneys' fees.

No Admission of Liability by Either Party.  It is expressly understood and agreed that the acceptance of the said consideration and the signing of this Agreement is not to be considered as an admission of liability on the part of any person, company, corporation or other entity herein released.

Advice of Counsel and Period Prescribed for Consideration of Agreement.  Both parties acknowledge that they are aware of their right to consult with an attorney with regard to whether to sign this Agreement. Employee further acknowledges that Employee has been given at least twenty-one (21) days, to consider whether to sign this Agreement.  If Employee has signed this Agreement before such date, it is because Employee freely chose to do so.

Revocation Period.  Employee shall have seven (7) days from the date of execution of this Agreement to change Employee's mind and to revoke the Agreement, in which event the consideration described in paragraph 1, above, will not be paid.  To be effective, such revocation must be communicated in writing to Robert W. Lloyd, General Counsel, Brown & Brown, Inc., 220 South Ridgewood Avenue, Daytona Beach, Florida 32114, by the end of the seven (7)-day period.

Binding Effect.  Employee understands and acknowledges that (a) this is a legally binding release, (b) by signing this Agreement, Employee is hereafter barred from instituting a lawsuit or administrative claim, as set forth above, and (c) this Agreement is final and binding.  If signed, this Agreement becomes effective as soon as the seven (7)-day revocation period, referenced above, expires (the "Effective Date").

Letter of Reference; Nondisparagement.  Brown agrees to provide Employee with a positive or neutral letter of reference, in form satisfactory to counsel for both parties.  In addition, Brown shall abide by its standard policy that in response to any requests regarding Employee's employment, it will only provide dates of hire and termination.  Brown shall also refrain from all conduct, verbal or otherwise, that disparages or damages or could disparage or damage the reputation, goodwill, or standing in the community of Employee.

Indemnification.  Brown agrees to indemnify, defend and hold harmless Employee, as a former officer and employee of Brown, to the fullest extent permitted by applicable law in connection with any action related to his position with the company and its business.  In addition, Brown agrees to advance such indemnification expenses to the fullest extent permitted by applicable law, and Employee understands that a condition of such advancement may be that he agree to reimburse Brown such advancement costs if it is determined that Brown was not permitted by law to provide such indemnification.

409A Compliance.

It is intended that any amounts payable under this Agreement shall either be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") (including the Treasury Regulations and other published guidance relating thereto) so as not to subject the Employee to payment of any additional tax, penalty or interest imposed under Section 409A of the Code.  The provisions of this Agreement shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Section 409A of the Code yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Employee.  If it is determined that this Agreement is subject to Code Section 409A, then the provisions of this Agreement shall be interpreted to comply with Section 409A.

Notwithstanding any other provision herein to the contrary, to the extent that any reimbursement payments of any expenses or the provision of any in-kind benefits under this Agreement are subject to Section 409A of the Code, (i) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, during any one calendar year shall not affect the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) reimbursement of any such expense shall be made by no later than December 31 of the year following the calendar year in which such expense is incurred; and (iii) the Employee's right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

Notwithstanding any provision of this Agreement to the contrary, if Employee is a "specified employee" within the meaning of Treasury Regulation Section 1.409A-1(i) as of the Separation Date, Employee shall not be entitled to the Severance Payment until the earlier of (i) the date which is six (6) months after Employee's Separation Date for any reason other than death, or (ii) the date of Employee's death.  Any amounts otherwise payable to Employee in the six (6) month period following Employee's Separation Date that are not so paid by reason of this section shall be paid in a lump-sum (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after Employee's Separation Date (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of Employee's death).  The provisions of this paragraph shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code.

Severability.  If any provision of this Agreement is held to be unenforceable for any reason by any court or tribunal, such holding shall not affect the enforceability of the remainder of the Agreement.

Governing Law.  The laws of the State of Florida shall govern the performance, enforcement and interpretation of this Agreement, excluding the laws of Florida relating to conflicts of laws of different jurisdictions.

Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Brown and Affiliates, and Employee, and their respective successors, executors, administrators and assigns.

Entire Agreement.  This Agreement contains the entire agreement between the parties concerning its subject matter and supersedes any prior or contemporaneous agreement (whether oral or written) between them concerning its subject matter, except that it is not intended to alter or supersede post-employment obligations and terms as set forth more specifically in Sections 8 through 19 of the Employment Agreement to the extent they survive its termination, unless expressly specified herein.

Amendment; Waiver.  This Agreement may only be amended by a written agreement, executed by all parties.  No provision of this Agreement shall be deemed waived unless expressly set forth in a writing signed by the waiving party, and any waiver shall be limited to the event waived, and not deemed a future or continuing waiver.

Construction. This Agreement shall not be interpreted against any party on grounds that the party was responsible for drafting any portion of it.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

            17.       Attorney Fees.  In the event of any litigation or other legal proceeding between the parties under this Agreement, the prevailing party shall be entitled to recover from the other all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys' fees (including paralegal fees), court costs, and other expenses incurred throughout all negotiations, proceedings, trials or appeals.

PLEASE READ CAREFULLY.

THIS SEPARATION AGREEMENT AND RELEASE
INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the undersigned have executed this Separation Agreement and Release as of the dates indicated below.

BROWN & BROWN, INC.                                                 EMPLOYEE

By:      /S/ J. POWELL BROWN                               By:      /S/ THOMAS E. RILEY

Date:   1/12/11                                                            Date:               1/11/11

ORLDOCS 12063597 6